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                                                                    EXHIBIT 23.1








INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-57871 on Form S-3 and to the incorporation by reference in Registration Statements No. 333-42509 and No. 333-66409 on Forms S-8 of Ramco-Gershenson Properties Trust of our report dated March 6, 2002 (March 14, 2002 as to Note
14), appearing in the Prospectus, which is a part of this Registration Statement and to the references to us under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Ramco-Gershenson Properties Trust. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Detroit, Michigan
April 19, 2002